UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	UBCP	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Shareholders of United Bancorp, Inc. was held April 16, 2025. The only matters decided by a vote of the shareholder were:

1	The election of the follow Directors to a new term of office to serve until the next annual meeting of shareholder.

	Votes Cast	Votes	Broker
	For	Withheld	Non-Votes
Scott A. Everson	3,128,410.86	103,500.50	1,259,964.00
Gary W. Glessner	3,107,953.28	123,958.08	1,259,964.00
Brian M. Hendershot	3,081,707.28	150,204.08	1,259,964.00
John M. Hoopingarner	3,068,905.28	163,006.08	1,259,964.00
Bethany E. Schunn	3,176,571.52	55,339.84	1,259,964.00

2	To approve the advisory proposal on the Company's executive compensation programs.

Votes Cast	Votes	Votes	Broker
For	Against	Abstain	Non-Votes
2,935,053.40	215,233.79	81,623.16	1,259,964.00

3	To approve an advisory proposal on the frequency of future advisory votes regarding the Company's executive compensation programs.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain
804,277.66	87,054.08	2,199,002.26	141,576.35

In accordance with its recommendation to shareholders, the Board of Directors has determined to hold future advisory votes regarding the Company’s executive compensation programs every 3 years.

4	To ratify the Audit Committee's selection of the firm S. R. Snodgrass, P.C. to serve as the Company's Independent Registered Public Accounting Firm for the 2025 fiscal year.

Votes Cast	Votes	Votes	Broker
For	Against	Abstain	Non-Votes
4,333,260.41	74,106.00	84,506.95	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2025	United Bancorp, Inc.

/s/ Scott A. Everson
Scott A. Everson, Chairman, President and Chief Executive Officer